UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2019

Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)

Florida
(State or other jurisdiction of incorporation)

001-13619	59-0864469
(Commission File Number)	(I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (386) 252-9601

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2019, Brown & Brown, Inc. (the “Company”) completed the issuance and sale of $350,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2029 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and expenses, were approximately $346.3 million.

The Notes were offered and sold under the Company’s Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-221494) filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2017 (the “Registration Statement”). In connection with the issuance and sale of the Notes, the Company entered into an Underwriting Agreement, dated as of March 4, 2019, with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2019.

The Notes were issued pursuant to that certain Indenture dated as of September 18, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated March 11, 2019 (“Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the SEC on March 6, 2019.

The Notes bear interest at the rate of 4.500% per year and will mature on March 15, 2029. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2019. The Notes are senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness. The Company may redeem the Notes at any time in whole or, from time to time, in part at the “make whole” redemption price specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. The form of note for the Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The Company will use the net proceeds of the offering of the Notes to repay a portion of the outstanding borrowings under the Company’s credit facility and for general corporate purposes.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur certain secured debt and consolidate, merge, or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control triggering event.”

The foregoing description of the Indenture and the Notes is qualified in its entirety by their respective terms. The Base Indenture, the Supplemental Indenture and the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated March 11, 2019, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 18, 2014).

4.2	Second Supplemental Indenture, dated as of March 11, 2019, between Brown & Brown, Inc. and U.S. Bank National Association.

4.3	Form of Brown & Brown, Inc.’s 4.500% Notes due 2029.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019

BROWN & BROWN, INC.

By:	/s/ R. Andrew Watts
R. Andrew Watts
Executive Vice President, Chief Financial
Officer and Treasurer